                           CERTIFICATE RELATING TO ATTACHED
                                      BYLAWS OF
                      CONTINENTAL WESTERN LIFE INSURANCE COMPANY


     I, Guy R. Montag, hereby certify that I am the Secretary of Continental Western Life Insurance Company ("Continental Western Life"), an Iowa corporation, and further confirm that the attached Bylaws of Continental Western Life are complete and correct. I also affirm that the same have not been modified, amended or rescinded, but remain in full force and effect on the date hereof.

     IN WITNESS WHEREOF, I have executed and delivered this Certificate this 30th day of December, 1997.



                                                  By:       /s/ Guy R. Montag
                                                       -------------------------
                                                            Guy R. Montag
                                                            Secretary



(SEAL)

                                       BY-LAWS

                                          OF

                      CONTINENTAL WESTERN LIFE INSURANCE COMPANY
                                (an Iowa corporation)
                           Amended Through August 21, 1994


                                 ARTICLE I.  OFFICES

     1.01. PRINCIPAL AND BUSINESS OFFICES. The corporation may have such principal and other business offices, either within or without the State of Iowa, as the Board of Directors may designate or as the business of the corporation may require from time to time.

     1.02. REGISTERED OFFICE. The registered office of the corporation required by the Iowa Business Corporation Act to be maintained in the State of Iowa may be, but need not be, identical with the principal office in the State of Iowa, and the address of the registered office may be changed from time to time by the Board of Directors. The business office of the registered agent of the corporation shall be identical to such registered office.

                              ARTICLE II.  SHAREHOLDERS

     2.01. ANNUAL MEETING. The annual meeting of the shareholders shall be held on such date as may be fixed by or under the authority of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

     2.02. SPECIAL MEETING. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman, the President, or the Board of Directors or by the person designated in the written request of the holders of not less than one-tenth of all shares of the corporation entitled to vote at the meeting.

     2.03. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the State of Iowa, as the place of meeting for any annual meeting or for any special meeting. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Iowa, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal business office of the corporation in the State of Iowa or such other suitable place in the county of such principal office as may be designated by the person calling such meeting, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

     2.04. NOTICE OF MEETING. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than three (3) days (unless a longer period is required by law) nor more than ten days before the date of the meeting, either personally or by mail, by or at the


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

direction of the Chairman, the President, or the Secretary, or other officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at their address as it appears on the stock record books of the corporation, with postage thereon prepaid.

     2.05. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in the case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the close of business on the date on which notice of the meeting is mailed or on the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

     2.06. VOTING RECORDS. The officer or agent having charge of the stock transfer books for shares of the corporation shall, before each meeting of shareholders, make a complete record of the shareholders entitled to vote at such meeting, or any adjournment thereof, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

     2.07. QUORUM. Except as otherwise expressly required by law, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless the vote of a greater number is required by law. Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     2.08. CONDUCT OF MEETINGS. The Chairman, and in his or her absence, the President, or a Vice-President in the order provided under Section 4.07, and in their absence, any person chosen by the shareholders present shall call the meeting of the shareholders to order and shall act as chairman of the meeting, and the Secretary of the corporation shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary the presiding officer may appoint any other person to act as secretary of the meeting.

     2.09. PROXIES. At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy appointed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. Unless otherwise provided in the proxy, a proxy may be revoked at any time before it is voted, either by written notice filed with the Secretary or the acting Secretary of the meeting or by oral notice given by the shareholder or the presiding officer during the meeting. The presence of a shareholder who has filed his or her proxy shall not of itself constitute a revocation. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies.

     2.10. VOTING OF SHARES. Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

     2.11   VOTING OF SHARES BY CERTAIN HOLDERS.

     (a) OTHER CORPORATIONS. Shares standing in the name of another corporation may be voted either in person or by proxy, by the President of such corporation or any other officer appointed by such President. A proxy executed by any principal officer of such other corporation or assistant thereto shall be conclusive evidence of the signer's authority of this act, in the absence of express notice to this corporation, given in writing to the Secretary of this corporation, of the designation of some other person by the Board of Directors or the by-laws of such other corporation.

     (b) LEGAL REPRESENTATIVES AND FIDUCIARIES. Shares held by an administrator, executor, guardian, conservator, trustee in bankruptcy, receiver, or assignee for creditors may be voted by them, either in person or by proxy, without a transfer of such shares into their name, provided that there is filed with the Secretary before or at the time of meeting proper evidence of their incumbency and the number of shares held. Shares standing in the name of a fiduciary may be voted by them, either in person or by proxy. A proxy executed by a fiduciary, shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this corporation, given in writing to the Secretary of this corporation, that such manner of voting is expressly prohibited or otherwise directed by the document creating the fiduciary relationship.

     (c) PLEDGES. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     (d) TREASURY STOCK AND SUBSIDIARIES. Neither treasury shares, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares entitled to vote, but shares of its own issue held by this corporation in a fiduciary capacity, or held by such other corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote.

     2.12. WAIVER OF NOTICE BY SHAREHOLDERS. Whenever any notice whatever is required to be given to any shareholder of the corporation under the articles of incorporation or by-laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of the meeting, by the shareholder entitled to such notice, shall be deemed equivalent to the giving of such notice; provided that such waiver in respect to any matter of which notice is required under any provision of the Iowa Business Corporation Act shall contain the same information as would have been required to be included in such notice, except the time and place of meeting.

     2.13. UNANIMOUS CONSENT WITHOUT MEETING. Any action required or permitted by the articles of incorporation or by-laws or any provision of law to be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                           ARTICLE III.  BOARD OF DIRECTORS

     3.01. GENERAL POWERS AND NUMBER. The business and affairs of the corporation shall be managed by its Board of Directors. The number of directors of the corporation shall be no less than five (5) and no more than sixteen (16).

     3.02. TENURE AND QUALIFICATIONS. Each director shall hold office until the next annual meeting of shareholders and until their successor shall have been elected, or until their prior death, resignation or removal. A director may be removed from office by affirmative vote for the election of such director, taken at a meeting of shareholders called for that purpose. A director may resign at any time by filing their written resignation with the Secretary of the corporation. Except as may be otherwise required by applicable law, directors need not be residents of the State of Iowa or shareholders of the corporation.

     3.03. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice that this by-law as soon as practical after the annual meeting of shareholders, and each adjourned session thereof. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Iowa, for the holding of regular meetings without other notice than such resolution.

     3.04. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman, President, or Secretary or any two directors. The Chairman, President or Secretary calling any special meeting of the Board of Directors may fix any place, either within or without the State of Iowa, as the place for holding any special meeting of the Board of Directors called by them, and if no other place is fixed, the place of the meeting shall be the principal business office of the corporation in the State of Iowa.

     3.05. NOTICE; WAIVER. Notice of each meeting of the Board of Directors (unless otherwise provided in or pursuant to Section 3.03) shall be given by written notice delivered personally or mailed or given by telegram to each director at their business address or at such other address as such director shall have designated in writing filed with the Secretary. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Whenever any notice whatever is required to be given to any director of the corporation under the articles of incorporation or by-laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     3.06. QUORUM. Except as otherwise provided by law or these by-laws, a majority of the number of directors as provided in Section 3.01 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a majority of the directors present (though less than such quorum) may adjourn the meeting from time to time without further notice.

     3.07. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or these by-laws.

     3.08. CONDUCT OF MEETINGS. The Chairman, and in his or her absence, the President, shall call meetings of the Board of Directors to order and shall act as chairman of the meeting. The Secretary of the corporation shall act as secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any Assistant Secretary or any director or other person present to act as secretary of the meeting.

     A board meeting may be conducted by:

     a) A conference among directors using any means of communication through which the directors may simultaneously hear each other during the conference constitutes a board meeting, if the same notice is given of the conference as would be required by the by-laws for a meeting, and if the number of directors participating in the conference would be sufficient to constitute a quorum at a meeting. Participation in a meeting by that means constitutes presence in person at the meeting; or

     b) Any means of communication through which the director, other directors so participating, and all directors physically present at the meeting may simultaneously hear such other during the meeting. Participation in a meeting by that means constitutes presence in person at the meeting.

     3.09. VACANCIES. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled until the next succeeding annual election by the affirmative vote of a majority of directors then in office, though less than a quorum of the Board of Directors; provided, that in case of a vacancy created by the removal of a director by vote of the shareholders, the shareholders shall have the right to fill such vacancy at the same meeting or any adjournment thereof.

     3.10. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the Board of Directors or a committee thereof of which he or she is a member at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     3.11. COMMITTEES. The Board of Directors by resolution adopted by the affirmative vote of a majority of the number of directors as provided in Section
3.01 may designate one or more committees elected by the Board of Directors, which to the extent provided in said resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, and subject to Section 490.825 of the Iowa Business Corporation Act, shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the corporation, except action in respect to dividends to shareholders, election of the principal officers or the filling of vacancies in the Board of Directors or committees created pursuant to this section. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the Chairman or President or upon request by the chairman of such meeting. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

     3.12. UNANIMOUS CONSENT WITHOUT MEETING. Any action required or permitted by the articles of incorporation or by-laws or any provision of law to be taken by the Board of Directors at a meeting or by resolution may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors then in office.

                                 ARTICLE IV. OFFICERS

     4.01. NUMBER. The principal officers of the corporation shall be a Chairman, a President, one or more Vice-Presidents, one or more of which may be designated Executive or Senior Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected or appointed by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary and the offices of President and Vice-President.

     4.02. ELECTION AND TERM OF OFFICE. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his or her successor has been duly elected or until his or her prior death, resignation or removal.

     4.03. REMOVAL. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

     4.04. VACANCIES. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     4.05. CHAIRMAN OF THE BOARD. The Chairman of the Board shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He or she shall have such power and duties as may be from time to time prescribed by the by-laws or by resolution of the Board of Directors.

     4.06. PRESIDENT. The President shall be the principal operating officer of the corporation subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He or she shall have authority subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. He or she shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he or she may authorize any Vice-President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his place and stead. In general he or she shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time. The President shall be a member of the Board of Directors.

     4.07. THE VICE-PRESIDENTS. In the absence of the President or in the event of his or her death, inability or refusal to act, or in the event for any reason it shall be impractical for the President to act personally, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to them by the President or by the Board of Directors.

The execution of any instrument of the corporation by any Vice-President shall be conclusive evidence, as to third parties, of their authority to act in stead of the President.

     4.08. THE SECRETARY. The Secretary shall: (a) keep the minutes of the meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep or arrange for the keeping of a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice-President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him or her by the President or by the Board of Directors.

     4.09. THE TREASURER. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section 5.04, and (c) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him or her by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

     4.10. ADDITIONAL OFFICERS. The Board of Directors may appoint Assistant Treasurers, Assistant Secretaries and such other officers and agents as it may deem appropriate, and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors, the Chairman or the President. The Board of Directors from time to time may delegate to any officer or agent the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

     4.11. SALARIES. The salaries of the principal officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that they are also a director of the corporation.


                  ARTICLE V. CONTRACTS, LOANS, CHECKS AND DEPOSITS:
                                SPECIAL CORPORATE ACTS

     5.01. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of or on behalf of the corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the corporation shall be executed in the name of the corporation by the Chairman, the President or one of the Vice-Presidents and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer; the Secretary or an Assistant Secretary, when necessary or required, shall affix the corporate seal thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

     5.02. LOANS. No indebtedness for borrowed money shall be contracted on behalf of the corporation and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

     5.03. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

     5.04. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as may be selected by or under the authority of a resolution of the Board of Directors.

     5.05. VOTING OF SECURITIES OWNED BY THIS CORPORATION. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this corporation may be voted at any meeting of security holders by the Chairman, the President or any Vice-President of this corporation who may be present, and (b) whenever, in the judgment of the Chairman or the President, or in the absence of any Vice-President, it is desirable for this corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by this corporation, such proxy or consent shall be executed in the name of this corporation by the Chairman, President or one of the Vice-Presidents of this corporation, without necessity of any authorization by the Board of Directors, affixation of corporate seal, countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this corporation the same as such shares or other securities might be voted by this corporation.

                ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

     6.01. CERTIFICATES OF SHARES. Certificates representing shares of the corporation shall be in such form, consistent with Section 490.625 of the Iowa Business Corporation Act, as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except as provided in Section 6.06.

     6.02. FACSIMILE SIGNATURES AND SEAL. The seal of the corporation on any certificates for shares may be a facsimile. The signatures of the President or Vice-President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or a registrar, other than the corporation itself or an employee of the corporation.

     6.03. SIGNATURE BY FORMER OFFICERS. In case any officer who has signed or whose facsimile signature has been placed upon any certificate for shares, shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of its issue.

     6.04. TRANSFER OF SHARES. Prior to due presentment of a certificate for shares for registration of transfer the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notification and otherwise to have and exercise all the rights and power of an owner. Where a certificate for shares is presented to the corporation with a request to register for transfer, the corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the corporation had no duty to inquire into adverse claims or has discharged any such duty. The corporation may require reasonable assurance that said endorsements are genuine and effective and in compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors.

     6.05. RESTRICTIONS ON TRANSFER. The face or reverse side of each certificate representing shares shall bear conspicuous notation of any restriction imposed by the corporation upon the transfer of such shares.

     6.06. LOST, DESTROYED OR STOLEN CERTIFICATES. Where the owner claims that his or her certificates for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) files with the corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

     6.07. CONSIDERATION FOR SHARES. The shares of the corporation may be issued for such consideration as shall be fixed from time to time by the Board of Directors, provided that any shares having a par value shall not be issued for consideration less than the par value thereof. The consideration to be paid for shares may be paid in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the corporation. When payment of the consideration for which shares are to be issued has been received by the corporation, such shares shall be deemed to be fully paid and nonassessable by the corporation. No certificates shall be issued for any share until such share is fully paid.

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

     6.08. STOCK REGULATIONS. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Iowa as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the corporation.

                                  ARTICLE VII. SEAL

     7.01. CORPORATE SEAL. The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation or "Corporate Seal."

                               ARTICLE VIII. AMENDMENTS

     8.01. BY SHAREHOLDERS. These by-laws may be altered, amended or repealed and new by-laws may be adopted by the shareholders by affirmative vote of not less than a majority of the shares present or represented at any annual or special meeting of the shareholders at which a quorum is in attendance.

     8.02. BY DIRECTORS. These by-laws may also be altered, amended or repealed and new by-laws may be adopted by the Board of Directors by affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance; but no by-law adopted by the shareholders shall be amended or repealed by the Board of Directors if the by-law so adopted so provides.

     8.03. IMPLIED AMENDMENTS. Any action taken or authorized by the shareholders or by the Board of Directors, which would be inconsistent with the by-laws then in effect but is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the by-laws so that the by-laws would be consistent with such action, shall be given the same effect as though the by-laws had been temporarily amended or suspended so far, but only so far as is necessary to permit the specific action so taken or authorized.

                             ARTICLE IX. INDEMNIFICATION

     9.01. GENERAL INDEMNIFICATION. Each director, officer and employee, and former director, officer and employee shall be indemnified to the extent permitted by law against any and all personal liability for damages and expenses reasonably incurred in connection with any action, suit, proceeding or claim or liability, civil, criminal or administrative, to which such person may be a party by reason of the lawful discharge of his or her past or present duties on behalf of the Company, or any of the Company's Employee Benefit plans. The Company shall defend each such person in all actions, suits or proceedings which may arise. This right of indemnification shall not be exclusive of any other rights to which the person may be entitled by law or agreement, and shall be in addition to any liability coverage purchased by the Company. It shall take effect after such coverage, if any, is exhausted.

     No such indemnification shall be made with respect to any matter as to which the person shall have been finally adjudged to be liable for gross negligence or misconduct in the performance of his or her duty to the Company.


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